EX-99.1

             AMENDED ARTICLES OF INCORPORATION

MINNESOTA SECRETARY OF STATE
AMENDMENT OF ARTICLES OF INCORPORATION

BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME: (List the name of the Company prior to any desired name change)

HIGH COUNTRY VENTURES, INC.

This amendment is effective on the day it is filed with the Secretary of State, unless you indicated another date, no later than 30 days after filing with the Secretary of State.


                                 -------------


The following amendment(s) of articles regulating the above corporation were adopted: (insert full text of newly amended articles(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages included in the form____.)

                                   ARTICLE I

                     The name of this Corporation shall be:

                     Spiderboy International, Inc.


This amendment has been approved pursuant to MINNESOTA STATUES CHAPTER 302A OR 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.



                                   /s/ Mark N. Pardo
                                   (Signature of Authorized Person)


[STAMP]

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
OCT 13 2000
/s/ Mary Kiffmeyer
Secretary of State